Exhibit 99.1

lululemon athletica inc. Updates Revenue and Earnings Expectations for the Fourth Quarter Ahead of the ICR Conference

Vancouver, British Columbia – January 13, 2025 – lululemon athletica inc. (NASDAQ:LULU) today announced that, for the fourth quarter of fiscal 2024, the Company now expects net revenue will be in the range of $3.560 billion to $3.580 billion, representing growth of 11% to 12% compared to the fourth quarter of fiscal 2023, or growth of 6% to 7% excluding the 53rd week of 2024. The previous guidance range was $3.475 billion to $3.510 billion.
Diluted earnings per share are now expected to be in the range of $5.81 to $5.85 for the fourth quarter of fiscal 2024 compared to the Company’s previous guidance range of $5.56 to $5.64.
The Company now expects gross margin to increase approximately 30 basis points relative to the fourth quarter of fiscal 2023, compared to its previous guidance of a decrease of 20 to 30 basis points. It now expects deleverage of selling, general, and administrative expenses of 80 to 90 basis points relative to the fourth quarter of fiscal 2023 compared to its previous guidance of deleverage of 90 to 100 basis points. There is no change to the Company’s previous guidance for the effective tax rate.
Meghan Frank, Chief Financial Officer, commented: “During the holiday season, our guests responded well to our product offering, enabling us to increase our fourth quarter guidance. As we close out our 2024 fiscal year, I want to thank our teams around the world for their hard work and ongoing commitment to supporting our guests and communities.”
Management will be meeting with analysts and investors at the ICR Conference on January 13-15, 2025.
Please refer to the section below entitled “Non-GAAP Financial Measures.”
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; changes in consumer shopping preferences and shifts in distribution channels; the acceptability of its products to guests; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; global or regional health events such as the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; global economic and political conditions; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Non-GAAP Financial Measures
Expected net revenue increase excluding the 53rd week
The Company's fiscal year ends on the Sunday closest to January 31st of the following year, typically resulting in a 52-week year, but occasionally giving rise to an additional week, resulting in a 53-week year. Fiscal 2023 was a 52-week year while 2024 will be a 53-week year. The expected net revenue increase excluding the 53rd week excludes the expected net revenue for the 53rd week of 2024. This enables an evaluation of the expected year-over-year increase in net revenue based on the same number of weeks in each period.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. The following table reconciles the expected net revenue increase excluding the 53rd week for the fourth quarter of fiscal 2024 compared to the fourth quarter of fiscal 2023, with the most directly comparable measure calculated in accordance with GAAP.

Fourth Quarter 2024
Expected net revenue increase	11% to 12%
Impact of 53rd week	(5)%
Expected net revenue increase excluding the 53rd week (non-GAAP)	6% to 7%
Contacts:
Investor Contacts:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Madi Wallace
1-604-732-6124
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